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                                                                     EXHIBIT 2.8

                                 AMENDMENT TO
            PROVISIONS CONCERNING PURCHASE AND SALE OF REAL ESTATE


          THIS AMENDMENT TO PROVISIONS CONCERNING PURCHASE AND SALE OF REAL ESTATE (this "AMENDMENT") is entered into as of November 25, 1996, by and among BLAIR BUSINESS COLLEGE, INC., a Colorado corporation, PHILLIPS COLLEGE OF DENVER, INC., a Colorado corporation, and PHILLIPS EDUCATIONAL GROUP OF CENTRAL FLORIDA, INC., a Florida corporation, (each a "SELLER" and collectively "SELLERS"), PHILLIPS COLLEGES, INC., a Mississippi corporation ("PHILLIPS" and, together with Sellers, "SELLING PARTIES") and CORINTHIAN COLLEGES, INC., a Delaware corporation ("BUYER"). (Sellers, Phillips and Buyer are sometimes referred to collectively herein as the "PARTIES.")


                                R E C I T A L S
                                - - - - - - - -

     A. All initially capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Asset Purchase Agreement dated October 17, 1996, by and between Buyer, as buyer, and Selling Parties, as seller, (the "MASTER PURCHASE AGREEMENT") and the Schools Acquisition Agreement dated October 17, 1996, by and between Buyer's affiliates, namely Rhodes Colleges, Inc. ("RHODES") and Florida Metropolitan University, Inc. ("FMU"), as buyer, and Selling Parties, as seller, (the "SCHOOLS AGREEMENT"). (The Master Purchase Agreement and the Schools Agreement are sometimes referred to collectively herein as the "ASSET PURCHASE AGREEMENTS.")

     B. Under the Asset Purchase Agreements, Buyer, Rhodes and FMU have purchased and Selling Parties have sold certain intangible assets and personal property formerly owned and used by Selling Parties in operating post-secondary, vocational training schools ("SCHOOLS").

     C. Sellers are the fee simple owners of certain real properties (collectively, the "PROPERTIES") that, generally speaking, comprise land, buildings and facilities formerly utilized by Sellers in the operation of the Schools located on and associated with the Properties.

     D. In connection with the consummation of the transaction described in the Asset Purchase Agreements, the Parties have entered into those certain Provisions Concerning Purchase and Sale of Real Estate (the "REAL ESTATE PURCHASE AGREEMENT") dated as of October 17, 1996, under which Buyer intends to purchase and Sellers intend to sell the Properties. Pending the closing of the transaction contemplated by the Real Estate Purchase Agreement, and pursuant to
Section 13 thereof, Buyer has occupied the Properties as lessee since the date of the closing of the transaction described in the Asset Purchase Agreements.
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     E.   Close of Escrow on the Properties has been delayed in part by the
Parties' attempts to resolve certain concerns relating to asserted zoning violations affecting the Blair Junior College Tract. These zoning violations are generally described in the October 21, 1996 letter from Pam Brady, Zoning Inspector for the City of Colorado Springs (the "CITY"), to First American Heritage Title Company (the "ZONING LETTER"), a copy of which is attached as Exhibit A.
---------

     F. By this Amendment, the Parties desire to amend the Real Estate Purchase Agreement by extending the Close of Escrow and by otherwise providing for the manner in which the zoning violations mentioned above shall be resolved.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing Recitals, which by this reference are incorporated herein, and in further consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Selling Parties agree as follows:

     1. CLOSE OF ESCROW. The Close of Escrow, as established in Section 6.f of the Real Estate Purchase Agreement, is extended to and shall take place on December 6, 1996. The Parties intend to close on all Properties at the Close of Escrow, as so extended.

     2. CURE OF ZONING VIOLATIONS. The zoning violations relating to the Blair Junior College Tract shall be resolved, and the costs arising therefrom shall be apportioned, in the following manner:

          A. DEFINITION OF ZONING VIOLATIONS. As used herein, "ZONING VIOLATIONS" shall mean those violations of local zoning ordinances or regulations, or matters not in compliance therewith, that are based on the composition and condition of the Blair Junior College Tract and associated Property as such Tract and Property existed on October 17, 1996.

          B. CURE OF ZONING VIOLATIONS. Buyer shall diligently prosecute the cure and remediation of the Zoning Violations and shall take all action in connection therewith as Buyer may reasonably consider necessary. Notwithstanding the foregoing, Selling Parties shall retain the following rights and obligations:

               I. PRIOR APPROVAL. Buyer shall submit to Selling Parties, for Selling Parties' approval and authorization, any individual bid, proposal, contract and expense related to the cure and remediation of the Zoning

                                       2
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     Violations that is, or is reasonably expected to be, in excess of $3,000.
     In the event that Buyer does not submit any such matter to Selling Parties before Buyer becomes obligated therefor, Selling Parties shall have no responsibility under Section 2.c to reimburse Buyer for the costs and
                          -----------
     expenses of such matter. In the event that Selling Parties do not advise Buyer of their approval or disapproval of any matter submitted to them in accordance with this Section 2.b.i within seven (7) business days of
                          -------------
     Buyer's submission of the same to Selling Parties, it shall be conclusively deemed that Selling Parties have given their approval and authorization for Buyer to become obligated for such matter. In the event that Selling Parties disapprove any matter submitted to them in accordance with this
     Section 2.b.i, the Parties shall resolve their differences in accordance
     -------------
     with Section 17.b of the Real Estate Purchase Agreement.

               II. INTERCESSION. At any time and from time to time, but always upon prior notice to and in cooperation with Buyer, Selling Parties may, but need not unless required by law, intercede and participate in the negotiations and proceedings between Buyer and the City relating to the Zoning Violations. In all such events, Selling Parties shall coordinate their efforts and strategies with Buyer and Buyer's counsel in advance of any intercession or participation.

          C. COSTS OF CURING ZONING VIOLATIONS. Except as expressly provided herein, Selling Parties shall reimburse Buyer for all costs and expenses incurred by Buyer (and approved or deemed approved by Selling Parties if required by Section 2.b.i hereof) to cure and remediate the Zoning Violations.
            -------------
Promptly upon receipt of the same, Buyer shall remit all invoices and statements relating to such costs and expenses to Selling Parties. In the event that Buyer has not received payment on any such invoice or statement within ten (10) days of remitting the same to Selling Parties, or in the event that any payment by Selling Parties on such an invoice or statement is returned, dishonored or the like, Buyer may, without prior notice or consent, offset the amount then due and owing from the next payment to be made by Buyer to any of the Selling Parties pursuant to or in connection with the Asset Purchase Agreements, the Real Estate Purchase Agreement or any related or ancillary document or instrument. Buyer shall immediately provide notice to Selling Parties upon any exercise of this right of offset.

          D. TERMINATION OF OBLIGATIONS. Upon the City's issuance of a letter or memorandum indicating that all Zoning Violations have been cured and remediated (a "COMPLIANCE LETTER"), Selling Parties' obligations under this
Section 2 shall be deemed discharged, except to the extent that any sums are due
---------
and owing to Buyer in accordance with Section 2.c.
                                      -----------

                                       3
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Notwithstanding the foregoing, the City's unwillingness to issue a Compliance
Letter based on violations of zoning ordinances, if any, that do not qualify as Zoning Violations shall not delay the discharge of Selling Parties' obligations hereunder, provided that all Zoning Violations have been cured and remediated. Notwithstanding anything herein to the contrary, Selling Parties' obligations under this Section 2 shall be conclusively deemed discharged as of December 6,
           ---------
1997.

          E. NOTICES. Except as expressly provided to the contrary herein, all notices to be given and submissions to be made hereunder, and the effective date thereof, shall be governed by and determined in accordance with Section 16 of the Real Estate Purchase Agreement.

          F. ZONING ENDORSEMENT. Because of the alleged Zoning Violations, Endorsement Form 123.2 (Zoning) will not be a Scheduled Endorsement to the Title Policy insuring the Blair Junior College Tract; provided, that upon the City's issuance of the Compliance Letter, Buyer may request such zoning endorsement from the Title Company. If the Title Company issues the zoning endorsement to Buyer, the Selling Parties will reimburse Buyer for the cost of such endorsement (based on the premium in effect as of the Close of Escrow).

     3. RATIFICATION. Except as expressly modified and amended herein, the terms and provisions of the Real Estate Purchase Agreement remain in full force and effect as set forth therein and are hereby ratified by the Parties.

                       [SIGNATURES BEGIN ON NEXT PAGE.]

                                       4
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          IN WITNESS WHEREOF, Buyer, Sellers and Phillips have executed this
Amendment as of the day and year first above written.


                                   "PHILLIPS"

                                   PHILLIPS COLLEGES, INC.,
                                   a Mississippi corporation


                                   By:________________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                   "SELLERS"

                                   BLAIR BUSINESS COLLEGE, INC.,
                                   a Colorado corporation



                                   By:________________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                   PHILLIPS COLLEGE OF DENVER, INC.,
                                   a Colorado corporation



                                   By:________________________________________
                                        Name:_________________________________
                                        Title:________________________________


                                   PHILLIPS EDUCATIONAL GROUP OF CENTRAL
                                   FLORIDA, INC., a Florida corporation



                                   By:________________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                       5
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                                   "BUYER"

                                   CORINTHIAN COLLEGES, INC.,
                                   a Delaware corporation



                                   By:________________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                       6
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                                   EXHIBIT A

                             COPY OF ZONING LETTER
                             ---------------------

                                  [ATTACHED]

                                      A-1